AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                             SEPTEMBER 23, 1994

=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        __________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         ______________

                 THE CHASE MANHATTAN CORPORATION
     (Exact name of Registrant as specified in its charter)

      Delaware                             13-2633613
(State or other jurisdiction (I.R.S. Employer Identification No.)
of incorporation or
organization)

        1 Chase Manhattan Plaza, New York, New York 10081
                         (212) 552-2222
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

               THE CHASE MANHATTAN 1994 LONG-TERM
                         INCENTIVE PLAN
                    (Full Title of the Plan)
                         _______________

    ARJUN K. MATHRANI                     LESTER J. STEPHENS, JR.
 Executive Vice President                  Senior Vice President
and Chief Financial Officer                   and Controller

    DEBORAH L. DUNCAN                         RONALD C. MAYER
Executive Vice President                         Secretary
     and Treasurer

        1 Chase Manhattan Plaza, New York, New York 10081
                         (212) 552-2222
    (Name, address, including zip code, and telephone number, including area code, of agents for service)


                           Copies to:

                      ROBERT B. ADAMS, ESQ.
                 The Chase Manhattan Corporation
                      1 Chase Manhattan Plaza
                     New York, New York  10081
                          _________________

                 CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Title of                Amount to Be           Proposed         Proposed          Amount of
Securities               Registered             Maximum          Maximum          Registration
to Be                                           Offering         Aggregate        Fee
Registered                                      Price Per        Offering
                                                Share (1)        Price (1)

- ------------------------------------------------------------------------------------------------
Common Stock,
par value $2.00
per share....            8,000,000 Shares
                                                  $35.0625        $280,500,000    $96,724.82
Junior Participating
Preferred Stock Purchase
Rights.......            8,000,000 Rights
- ------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock on the composite reporting system for stocks listed on the New York Stock
Exchange on September 20, 1994.

==================================================================

                            PART I

Item 1.  Plan Information.

     The Chase Manhattan Corporation (the "Corporation") will deliver or cause to be delivered to each offeree of securities covered by this Registration Statement, the Prospectus relating thereto.


Item 2.  Registrant Information and Employee Plan Annual
Information.

     The Corporation will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of
Part II below). Such requests should be directed to the Secretary, The Chase Manhattan Corporation, 1 Chase Manhattan Plaza, New York, New York 10081 (telephone (212) 552-2222).


                             PART II

Item 3.  Incorporation of Certain Documents By Reference.

     There are incorporated herein by reference the following documents of the Corporation heretofore filed by it with the Securities and Exchange Commission:

         (i) Annual Report on Form 10-K for the year ended December 31, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") including, without limitation, the portions of The Chase Manhattan Corporation 1993 Annual Report incorporated therein.

        (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, filed pursuant to Section
13 of the Exchange Act.

       (iii) Current Reports on Form 8-K dated January 18, 1994, January 20, 1994, April 18, 1994, April 29, 1994, May 18, 1994,
July 18, 1994, August 3, 1994, August 3, 1994 and August 11, 1994,
filed pursuant to Section 13 of the Exchange Act.

        (iv)   The description of the Common Stock contained in
Item 14 of the Corporation's General Form for Registration of Securities on Form 10, as amended by amendments thereto on Form 8 filed June 20, 1969, April 8, 1988, May 17, 1990 and April 19, 1993.

         (v)   Registration Statement on Form 8-A filed February
17, 1989 (containing a description of the Corporation's Junior
Participating Preferred Stock Purchase Rights).

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

     Only securities registered under Section 12 of the Exchange
Act are being offered.


Item 5.  Interests of Named Experts and Counsel.

     The consolidated financial statements of the Corporation as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The legality of the shares of Common Stock offered hereunder has been passed upon for the Corporation by Robert B. Adams, Senior Vice President and Deputy General Counsel of the Corporation and The Chase Manhattan Bank, N.A. As of June 30, 1994, Mr. Adams was the beneficial owner of or had options to purchase less than 0.1% of the outstanding shares of Common Stock of the Corporation.


Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers of corporations organized thereunder in certain circumstances. In addition, said
Section 145 grants to each such corporation the power to indemnify its directors and officers against liability for certain of their acts.

     The Restated Certificate of Incorporation and By-Laws of the Corporation provide that directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the laws of the State of Delaware against liability for certain of their acts.

     Directors' and officers' liability insurance has also been obtained by the Corporation, the effect of which is to indemnify the directors and officers of the Corporation against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

Item 7.  Exemption From Registration Claimed.

       This item is not applicable.


Item 8.  Exhibits.

     4.1 Restated Certificate of Incorporation of the Corporation (incorporated herein by reference to Exhibit (4)(r) to the Corporation's Registration Statement on Form S-3,
          File No. 33-58144).

     4.2 Certificate of Designation, Preferences and Rights of Preferred Stock, Adjustable Rate Series N, of The Chase Manhattan Corporation (incorporated herein by reference to Exhibit 4(e) to the Corporation's Current Report on Form 8-K dated April 29, 1994).

     4.3 By-Laws of the Corporation (incorporated herein by reference to Exhibit (4)(b) to the Corporation's
          Registration Statement on Form S-3, File No. 33-42366).

     4.4 Rights Agreement dated as of February 15, 1989 relating to the Junior Participating Preferred Stock Purchase Rights of The Chase Manhattan Corporation (incorporated herein by reference to Exhibit 28 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 1-5945).

     4.5  The Chase Manhattan 1994 Long-Term Incentive Plan
          (incorporated herein by reference to Exhibit 10(O) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).

     4.6 Form of Certificate for Common Stock (incorporated herein by reference to Exhibit 4.15 to the Corporation's
          Registration Statement on Form S-3, File No. 33-55295).

     5    Opinion of Robert B. Adams, Senior Vice President and
          Deputy General Counsel of the Corporation, as to the legality of the Common Stock being registered and to be issued by the Corporation.

    23.1  Consent of Price Waterhouse.

    23.2  Consent of Robert B. Adams (included in Exhibit 5).

    24    Power of Attorney (appearing on page 7).


Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, of the securities offered hereby, a post-effective amendment to this Registration Statement:

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        POWER OF ATTORNEY


     The Registrant and each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement to file one or more amendments (including, without limitation, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints any such agent for service as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                   __________________________

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 23rd day of September, 1994.

                              THE CHASE MANHATTAN CORPORATION

                              By: /s/ Thomas G. Labrecque
                                   (Thomas G. Labrecque)
                                   (Chairman of the Board)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                Capacity          Date

/s/ Thomas G. Labrecque       Director          September 23, 1994
(Thomas G. Labrecque)      Chairman of the Board
                         (Principal Executive Officer)

/s/ Arthur F. Ryan            Director          September 23, 1994
(Arthur F. Ryan)

/s/ Richard J. Boyle          Director          September 23, 1994
(Richard J. Boyle)

/s/ M. Anthony Burns           Director          September 23, 1994
(M. Anthony Burns)

/s/ Joan Ganz Cooney           Director          September 23, 1994
(Joan Ganz Cooney)

/s/ Jairo A. Estrada           Director          September 23, 1994
(Jairo A. Estrada)

/s/ James L. Ferguson          Director          September 23, 1994
(James L. Ferguson)

/s/Edward S. Finkelstein       Director          September 23, 1994
(Edward S. Finkelstein)

/s/ H. Laurance Fuller         Director          September 23, 1994
(H. Laurance Fuller)

/s/ William H. Gray, III       Director          September 23, 1994
(William H. Gray, III)

/s/ David T. Kearns            Director          September 23, 1994
(David T. Kearns)

/s/ Delano E. Lewis            Director          September 23, 1994
(Delano E. Lewis)

/s/ Paul W. MacAvoy            Director          September 23, 1994
(Paul W. MacAvoy)

/s/ John H. McArthur           Director          September 23, 1994
(John H. McArthur)

/s/ David T. McLaughlin        Director          September 23, 1994
(David T. McLaughlin)

/s/ Edmund T. Pratt, Jr.       Director          September 23, 1994
(Edmund T. Pratt, Jr.)

/s/ Henry B. Schacht           Director          September 23, 1994
(Henry B. Schacht)

/s/ Donald H. Trautlein        Director          September 23, 1994
(Donald H. Trautlein)

/s/ Arjun K. Mathrani      Executive Vice       September 23, 1994
(Arjun K. Mathrani)            President and Chief
                               Financial Officer
                               (Principal Financial Officer)

/s/ Lester J. Stephens, Jr. Senior Vice         September 23, 1994
(Lester J. Stephens, Jr.)   President and Controller
                            (Principal Accounting Officer)

                          EXHIBIT INDEX



Exhibit        Description
- -------        -----------

*4.1           Restated Certificate of Incorporation.
*4.2           Certificate of Designation, Preferences and Rights
               of Preferred Stock, Adjustable Rate Series N.
*4.3           By-Laws.
*4.4           Rights Agreement.
*4.5           The Chase Manhattan 1994 Long-Term Incentive Plan.
*4.6           Form of Certificate for Common Stock.
 5             Opinion of Robert B. Adams.
23.1           Consent of Price Waterhouse.
23.2           Consent of Robert B. Adams (included in Exhibit 5).
24             Power of Attorney (appearing on page 7).








ACE02354






_______________________________

*   Incorporated herein by reference.